Exhibit 99.1


               Point Therapeutics to Present at the Pacific Growth
                    Equities Life Sciences Growth Conference

    BOSTON--(BUSINESS WIRE)--June 7, 2006--Point Therapeutics, Inc. (NASDAQ:POTP) announced that Don Kiepert, President and CEO, will present at the Pacific Growth Equities Life Sciences Growth Conference at the InterContinental Mark Hopkins Hotel in San Francisco on Tuesday, June 13, 2006 at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. Mr. Kiepert will review key research and development accomplishments and discuss upcoming corporate initiatives. A live Web cast of the presentation will be available on the Company's Web site, www.pther.com.

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.



    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508
             Director, Corporate Communications